UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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MORTGAGEIT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MORTGAGEIT HOLDINGS, INC.
33 Maiden Lane
6th Floor
New York, New York 10038

April 26, 2005

To Our Stockholders:

I am pleased to invite you to attend the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of MortgageIT Holdings, Inc. (the "Company"), which will be held at 10:00 a.m. on Tuesday, May 17, 2005, at the Millenium Hilton, 55 Church Street, New York, New York 10007.

At the Annual Meeting, in addition to the election of two Class II directors, you will be asked to approve the Amended Long-Term Incentive Plan. Your Board of Directors recommends that you vote FOR these proposals that are more fully described in the accompanying proxy statement.

If you plan to attend the Annual Meeting, please bring a form of personal identification with you. If you are acting as proxy for another stockholder, please bring written confirmation from the stockholder for whom you are acting as proxy.

Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. Your cooperation will ensure that your shares are voted and will also greatly assist our officers in preparing for the Annual Meeting. If you attend the Annual Meeting, you may withdraw any proxy previously given and vote your shares in person if you so desire.

Sincerely,

Doug W. Naidus Chairman of the Board and Chief Executive Officer

MORTGAGEIT HOLDINGS, INC.
33 Maiden Lane
6th Floor
New York, New York 10038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2005

April 26, 2005

To Our Stockholders:

The Annual Meeting of Stockholders of MorgageIT Holdings, Inc. will be held on Tuesday, May 17, 2005 at 10:00 a.m. at the Millenium Hilton, 55 Church Street, New York, New York 10007. At the Annual Meeting you will be asked to consider and vote upon the following:

1.	a proposal to elect two Class II directors to serve for three-year terms;

2.	a proposal to approve the Amended MortgageIT Holdings, Inc. Long-Term Incentive Plan; and

3.	the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed April 13, 2005 as the Record Date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting.

We urge you to attend and to participate at the Annual Meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to vote, and then sign, date and return the enclosed Proxy Card in the postpaid envelope provided.

By Order of the Board of Directors,
JOHN R. CUTI General Counsel and Secretary

MORTGAGEIT HOLDINGS, INC.
33 Maiden Lane
6th Floor
New York, New York 10038

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2005

GENERAL INFORMATION

Solicitation of Proxies

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of MortgageIT Holdings, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on Tuesday, May 17, 2005 at 10:00 a.m. at the Millenium Hilton, 55 Church Street, New York, New York 10007 (the "Annual Meeting").

Record Date, Quorum and Voting Requirements

The record date for determining stockholders entitled to vote at the Annual Meeting has been fixed as the close of business on April 13, 2005 (the "Record Date"). As of the Record Date, 19,404,605 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding and entitled to be voted. Every stockholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the Company's books as of the Record Date. The Company mailed this Proxy Statement and the related form of proxy (the "Proxy") on or about April 26, 2005.

The shares of Common Stock represented by the enclosed Proxy will be voted as directed by the stockholder or, in the absence of such direction, in favor of the election of the nominees for director designated herein and for approval and adoption of the Amended MortgageIT Holdings, Inc. Long-Term Incentive Plan (the "Amended Plan"). The enclosed Proxy confers discretionary authority with respect to any other proposals that may properly be brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the Proxies solicited hereby will be voted in accordance with the recommendation of the Board.

So long as a quorum (a majority of all the votes entitled to be cast at the Annual Meeting) is present at the Annual Meeting either in person or by proxy, a plurality of the votes properly cast is required to elect each director. Votes withheld from a director nominee, abstentions and broker non-votes (when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the Proxy Card) will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

The approval of the Amended Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as votes cast and therefore will have no effect on the outcome.

Revocability of Proxy

Any stockholder giving a Proxy may revoke it at any time before it is exercised by delivering written notice of revocation to John R. Cuti, General Counsel and Secretary. Any stockholder attending the

Annual Meeting may vote in person whether or not the stockholder has previously filed a Proxy. Presence at the Annual Meeting by a stockholder who has signed a Proxy, however, does not in itself revoke the Proxy.

The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2004, including consolidated financial statements and the report of the Company's independent public accountants BDO Seidman, LLP ("BDO Seidman") on those consolidated financial statements, accompanies this Proxy Statement. The Annual Report to Stockholders is neither a part of this Proxy Statement nor incorporated into this Proxy Statement by reference.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board has eight directors divided into three classes. Members of each class serve for a three-year term. Stockholders elect one class of directors at each annual meeting. Each director holds office until his or her successor has been duly elected and qualified or the director's earlier resignation, death or removal. The nominees are all current directors of the Company, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

The Class II Directors whose terms expire at the Annual Meeting, Nancy McKinstry and Mark C. Pappas, have been nominated for re-election by the Nomination and Corporate Governance Committee. The remaining six directors will continue to serve in accordance with their terms.

Director	Age(1)	Director since
Class II—Term ending in 2005
Nancy McKinstry(2)	46	2004
Mark C. Pappas	40	2004
Class III—Term ending in 2006
William L. Collins(2)	51	2004
Michael N. Garin(3)	58	2004
Timothy Schantz(4)	53	2004
Class I—Term ending in 2007
Doug W. Naidus	39	2004
Fred A. Assenheimer(2)(3)(4)	60	2004
Michael J. Marocco(3)(4)	46	2004

(1)	As of May 17, 20005.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Nomination and Corporate Governance Committee.

Nominees for Director

Nancy McKinstry has been the chairman of the executive board of Wolters Kluwer NV in Amsterdam, Netherlands, a publishing and information services company, since January 2000. She is responsible for overseeing all Wolters Kluwer's operating divisions, business development and strategy. Prior to assuming her position at Wolters Kluwer, Ms. McKinstry was the chief executive officer of SCP Communications, a medical information company. Ms. McKinstry is a director of LM Ericsson Telephone Company and holds an M.B.A. in finance and marketing from Columbia University.

Mark C. Pappas co-founded our mortgage banking subsidiary, MortgageIT, Inc. ("MortgageIT") and now serves as its chief marketing officer. Before joining the Company, Mr. Pappas was a co-founder of

IPI Skyscraper Mortgage Corporation, a former wholly owned subsidiary of MortgageIT, which was merged with and into MortgageIT as of December 31, 2004, and served as the senior vice president of sales and marketing for IPI Skyscraper Mortgage Corporation from 1986 to 2001. Mr. Pappas is a graduate of Skidmore College with a B.S. degree in Business.

Directors Continuing in Office

Doug W. Naidus is the chairman of our board of directors and the chief executive officer and founder of our Company. Before founding our Company, Mr. Naidus co-founded our subsidiary, MortgageIT, in 1999, and has served as its chairman of the board and chief executive officer since its inception. He was previously chairman of the board and president of IPI Skyscraper Mortgage Corporation, a residential mortgage company he co-founded, and which currently operates as a division of MortgageIT. Mr. Naidus is a graduate of Syracuse University with a B.S. degree in Marketing/Finance.

Fred A. Assenheimer has been a managing director and senior credit officer of BNP Paribas New York Branch since March 2004. Prior to BNP Paribas, Mr. Assenheimer was a managing director and senior credit officer at ING Financial Services for 19 years. Before joining ING Financial Services, Mr. Assenheimer also held managerial positions with Irving Trust Company and European American Bank. Mr. Assenheimer has over 30 years of experience in all aspects of corporate banking. Mr. Assenheimer received his M.B.A. and B.S. in business from Lehigh University.

William Collins is the founder, chairman and chief executive officer of Brencourt Advisors, LLC, which is engaged in fund management. Before founding Brencourt Advisors, LLC in January 2001, Mr. Collins was a senior managing director at ING Furman Selz Asset Management, where he managed the firm's arbitrage department, and where he served on the board of directors from 1989 until that firm's acquisition by another company in 1997. Prior to joining ING Furman Selz Asset Management, Mr. Collins managed the proprietary options department at Bache Halsey Stuart Shields. Mr. Collins holds an M.B.A. from New York University, and a B.A. from St. John's University.

Michael N. Garin has been the chief executive officer of Central European Media Enterprises, which operates a group of TV networks and stations across Central and Eastern Europe, since February 2004. Mr. Garin served as an independent strategic and financial advisor to MortgageIT until April 2004. From 2000 until January 2004, Mr. Garin served as the Chairman of Adcom Information Services, the leading U.S. cable television viewership data provider. From 1999 to 2001, Mr. Garin was president and chief operating officer of Digital Convergence Corporation, an Internet technology company. In March 2002, Digital Convergence filed a voluntary petition for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. Previously, Mr. Garin spent 11 years as the global head of media, telecommunications and information services investment banking at ING Barings Furman Selz. Mr. Garin co-founded Telepictures Corporation in 1978 and served as a director of Lorimar Telepictures Corporation until 1988. He also worked in numerous roles for Time Inc. Mr. Garin received an A.B. in Economics from Harvard University in 1968 and a Masters Degree in Philosophy and the Arts from the New School for Social Research in 1973.

Michael J. Marocco has been a managing director for Sandler Capital Management, a registered investment advisor managing both private equity funds and hedge funds, since 1989. Prior to joining Sandler Capital in 1989, Mr. Marocco was a vice president at Morgan Stanley & Co., where his responsibilities included corporate finance and merger and acquisition coverage of media and entertainment companies. He has over 20 years of experience in the investment banking/corporate finance industry. Mr. Marocco has been a certified public accountant and holds an M.B.A. in Finance from New York University and a B.S. in Accounting from the University of Southern Maine.

Timothy Schantz was a managing director of corporate and structured finance for ING Capital LLC from June 2002 through March 2005. Mr. Schantz has almost 30 years of experience in the financial services industry. Before joining ING Capital LLC, he served as President of ING Furman Selz Asset Management. Mr. Schantz was educated at Brown University and at the Institute for Mediterranean Studies in Rome.

Certain Information Regarding the Board of Directors

General

The Board currently consists of eight directors. The Board has determined that the following five directors satisfy the Company's standards and the listing standards of the New York Stock Exchange (the "NYSE"), which are substantially similar: Messrs. Assenheimer, Collins, Marocco and Schantz and Ms. McKinstry. Our bylaws provide that the Board may increase or decrease the number of directors provided that the number of directors shall not be less than three or more than 12.

Meetings of the Board of Directors

During 2004, the following meetings of the Board were held: 11 meetings of the full Board, 4 meetings of the Audit Committee, 5 meetings of the Compensation Committee and 1 meeting of the Nomination and Corporate Governance Committee. All of the current Directors attended at least 75% of the Board and committee meetings held while they were members during 2004, except Ms. McKinstry.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee. In accordance with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, each of these committees is comprised of three independent directors, except the Audit Committee. Currently, two of the three members of our Audit Committee are independent. However, we are in compliance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and the listing standards of the NYSE regarding the composition of the Audit Committee. We are relying on an exemption provided to newly listed companies that permits the members of the Audit Committee to consist of a majority of independent directors for the first year after its listing. The Board does not believe that relying on this exemption will have a materially adverse impact on the Audit Committee's ability to perform its duties or fulfill its obligations to the Company and its stockholders pursuant to any rules of the SEC or the NYSE, or as set forth in the Audit Committee's charter.

Audit Committee.    Our Audit Committee is comprised of Messrs. Marocco (Chair), Assenheimer and Garin. The Board has determined that Mr. Marocco is an "audit committee financial expert," as defined by the rules and regulations of the SEC, and that Messrs. Marocco and Assenheimer are independent, pursuant to our director qualification standards, the corporate governance rules of the NYSE and the additional independence requirements of the SEC for members of the Audit Committee. Mr. Garin is not considered independent because he acted as an independent strategic and financial advisor to our subsidiary, MortgageIT, until April 2004. Our Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and performance, and our internal audit function. We have adopted an Audit Committee charter defining this Committee's primary duties in the following areas:

•	supervising the independent audit;

•	selecting and overseeing the independent auditor;

•	overseeing internal audit, internal controls and risk management;

•	overseeing financial reporting; and

•	overseeing legal and ethical compliance, including procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters.

For more information regarding the functions performed by the Audit Committee, please refer to the "Report of the Audit Committee" included on page 9 of this Proxy Statement, as well as the Charter of the Audit Committee adopted by the Board on June 11, 2004 and attached to this Proxy Statement as Appendix I.

Compensation Committee.    Our Compensation Committee is comprised of Messrs. Collins (Chair) and Assenheimer and Ms. McKinstry. We have adopted a Compensation Committee charter defining this Committee's primary duties, which include, among other things:

•	reviewing and approving goals and objectives relevant to the compensation of our executive officers;

•	evaluating the performance of our senior executives in light of the approved performance goals and objectives;

•	reviewing and approving base salary, incentive compensation and long-term compensation for our executive officers;

•	administering our stock plans; and

•	determining and certifying awards under our corporate performance-based plans.

For information regarding the functions performed by the Compensation Committee, please refer to the "Report of the Compensation Committee" included on page 10 of this Proxy Statement, as well as the Charter of the Compensation Committee.

Nomination and Corporate Governance Committee.    Our Nomination and Corporate Governance Committee is comprised of Messrs. Schantz (Chair), Assenheimer and Marocco. We have adopted a Nomination and Corporate Governance Committee charter defining this Committee's primary duties, which include, among other things:

•	establishing criteria for membership on our Board;

•	identifying individuals qualified to become members of our Board and recommend director candidates for election or re-election to our Board;

•	considering and making recommendations to our Board regarding Board size and composition, committee composition and structure and procedures affecting directors; and

•	reviewing and assessing our corporate governance polices and practices.

For information regarding the functions performed by the Nomination and Corporate Governance Committee, please refer to the Charter of the Nomination and Corporate Governance Committee

Meetings of Non-Employee Directors.    The non-employee directors met without any management directors or employees present on one occasion last year to discuss matters pertaining to executive compensation. The Compensation Committee Chair led that meeting.

Corporate Governance

The Company's Corporate Governance Policies, Corporate Code of Conduct and Board committee charters are available at our website, www.mortgageitholdings.com, under the heading "Corporate Governance" and are available to any stockholder who requests them by writing to MortgageIT Holdings, Inc., 33 Maiden Lane, New York, New York 10038, Attn: Sean McGrath.

Board Compensation

Any member of the Board who is also our employee will not receive additional compensation for serving on the Board. The current compensation and benefit program for non-employee directors is designed to pay directors fairly for work required for a company of our size, to align the Board's interests with the long-term interests of stockholders, and to create a simple reward structure that is transparent and easy for stockholders to understand.

Annual Retainer and Fees.    In 2005, our non-employee directors will receive an annual retainer of $20,000 and a fee of $1,250 for each full board or committee meeting attended in person or by telephone. The Audit Committee Chair will receive an additional annual retainer of $10,000, the Compensation Committee Chair will receive an additional annual retainer of $7,500 and the Nomination and Corporate Governance Committee Chair will receive an additional annual retainer of $5,000.

Equity Compensation.    Non-employee directors receive an annual grant of 2,000 shares of restricted stock, which shall vest in equal parts over a three-year period, the first third to vest one year from the date of grant, the second third to vest two years from the date of grant and the last third to vest three years from the date of grant. Each current non-employee director has received (i) a one-time grant of 2,000 shares of restricted Common Stock, in acknowledgement of previous service, which shares shall vest in equal parts over a three-year period, the first third to vest on August 1, 2005, the second third to vest on August 1, 2006, and the last third to vest on August 1, 2007 and (ii) a one-time grant of 3,000 shares of restricted Common Stock, in consideration for each member having joined the Board initially, which shares shall vest in equal parts over a three-year period, the first third to vest on August 1, 2005, the second third to vest on August 1, 2006, and the last third to vest on August 1, 2007.

Expense Reimbursement.    We also reimburse our directors for their reasonable travel expenses, if any, incurred in connection with their attendance at full Board and committee meetings.

Corporate Governance Policies

The Board and the Nomination and Corporate Governance Committee have developed the following policies and procedures relating to the Company's corporate governance:

Board Nominees

The Nomination and Corporate Governance Committee reviews the qualifications of potential director candidates and makes recommendations regarding these candidates to the Board. The factors considered by the Nomination and Corporate Governance Committee and the Board in its review of potential candidates include:

•	whether candidates are individuals of high integrity and independence, substantial accomplishments, and prior or current association with institutions noted for their excellence;

•	whether candidates have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment;

•	whether the background and experience of candidates are in areas important to the operation of the Company such as business, education, finance, government, law or banking and indicate that the candidate will be able to make a significant and immediate contribution to the Board's discussions and decision-making in connection with the operations of the Company;

•	whether candidates have special skills, expertise or background that add to and complement the range of skills, expertise and background of the existing directors;

•	whether candidates have had a successful career that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make;

•	whether candidates are able to devote sufficient time and energy to the performance of his or her duties as a director; and

•	whether the composition of the Board reflects diversity as to gender, ethnic background and experience.

Stockholder Recommendations for Director-Nominees; Stockholder Communications with the Board

The Nomination and Corporate Governance Committee does not have an official policy with regard to the consideration of director candidates nominated by our stockholders or stockholder communications with the Board. The Board does not believe that there is an immediate need for the Company to formally implement such policies; the members of the Nomination and Corporate Governance Committee have the authority to review any candidates recommended by our stockholders under their written charter. The Nomination and Corporate Governance Committee will consider recommendations for director-nominees submitted by stockholders, and will evaluate such nominees in the same way that it evaluates nominees suggested by the Committee itself. Stockholders may make recommendations for director-nominees, or communicate with the Board on other matters, by submitting such recommendations or communications to MortgageIT Holdings, Inc., 33 Maiden Lane, New York, New York 10038, Attn: Chair, Nomination and Corporate Governance Committee.

Director Attendance at Meetings

Directors are expected to attend the Annual Meeting, Board meetings and meetings of committees and subcommittees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Our corporate governance guidelines encourage non-management directors to meet in executive session.

Minimum Qualifications for Directors

The Board has not approved any minimum qualifications for nominees for director and believes that establishing such criteria is best left to an evaluation of the needs of the Company at the time the nomination is to be considered. The Board believes that evaluating the factors enumerated above under "—Board Nominees"' involves the exercise of judgment and cannot be measured in any mathematical or routine way.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 1 WHICH CALLS FOR THE
ELECTION OF EACH OF THE CLASS II NOMINEES.

PROPOSAL 2

APPROVAL OF THE
AMENDED MORTGAGEIT HOLDINGS, INC. LONG-TERM INCENTIVE PLAN

The Board has approved, and recommends that the stockholders approve, the MortgageIT Holdings, Inc. Amended Long-Term Incentive Plan (the "Amended Plan"). The purpose of the Amended Plan is to promote our long-term success and the creation of stockholder value by (i) encouraging officers, employees, directors and individuals performing services for the Company or its subsidiaries as consultants or independent contractors (the "Participants") to focus on critical long-range objectives, (ii) encouraging the attraction and retention of Participants with exceptional qualifications and (iii) linking Participants directly to stockholder interests through ownership of the Company. The Amended Plan seeks to achieve this purpose by providing for Awards in the form of options to purchase shares of the Company, restricted stock and/or stock appreciation rights.

The Compensation Committee will be responsible to the Board for the overall administration and operation of the Amended Plan. The Board or its designee shall make all determinations with respect to participation in the Amended Plan by our Participants or any of our subsidiaries, and with respect to the extent of that participation.

As of the date of this Proxy Statement, all of our employees, officers, directors and consultants or independent contractors may participate in the Amended Plan.

Amended Long-Term Incentive Plan

In April 2005, the Board approved the Amended Plan. A total of 1,000,000 shares of our common stock have been reserved for issuance under the Amended Plan, which will terminate in 2015. The Amended Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock.

Stock Options.    The Board or its designee may, from time to time, grant to eligible Participants awards of incentive stock options or non-qualified stock options; provided, however, that incentive stock options shall only be granted to employees of the Company or any of its subsidiaries. An incentive stock option is a stock option that the Board intends to be an incentive stock option within the meaning of Section 422 of the Code at the time of grant. A non-qualified stock option is a stock option that is not an incentive stock option. Generally, options intended to qualify as incentive stock options must have an exercise price at least equal to the fair market value of a share of our common stock at the time of grant. Non-qualified stock options may have an exercise price that is equal to, below, or above the fair market value of a share of our common stock at the time of grant. The stock options granted under the Amended Plan will vest over a three-year period.

Restricted Stock.    The Board or its designee may, from time to time, grant restricted stock to eligible Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A grant of restricted stock represents shares of our common stock that are issued subject to certain restrictions on transfer, forfeiture conditions and other incidents of ownership as determined by the Board or its designee. The Board may, in connection with any grant of restricted stock, require the payment of a specified purchase price. The restricted stock granted under the Amended Plan will vest over a three-year period.

Stock Appreciation Rights.    The Board or its designee may grant stock appreciation rights ("SARs") to eligible Participants in such amounts and on such terms or conditions as it shall determine. A SAR is an award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the fair market value of our common stock over a base price established for the award. SARs may be paid by the delivery of our common stock or cash, or any combination thereof, as determined in the discretion of the Board or its designee.

The benefits that will be received by our executive officers under the Amended Plan are not determinable, and the Board has no current intention to make any grants under the Amended Plan. For a discussion of the stock-based compensation paid to our Named Executive Officers under the 2004 MortgageIT Holdings, Inc. Long-Term Incentive Plan, see "Report of the Compensation Committee."

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2 WHICH CALLS FOR THE
APPROVAL OF THE AMENDED LONG-TERM INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of two independent directors and one non-independent director as determined by our Board, based on the NYSE's corporate governance rules and our independence guidelines. The two independent directors also satisfy the SEC's additional independence requirement for members of audit committees. The Audit Committee operates under a written charter adopted by the Board. The charter is available on our website, www.mortgageitholdings.com, and is attached to this Proxy Statement as Appendix I.

Management has the primary responsibility for the internal controls, the preparation of the financial statements and financial reporting process of the Company. Our independent auditor is responsible for expressing opinions on the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

During the course of its meetings in 2004, the Audit Committee met and held discussions with management and BDO Seidman, our independent auditors. Meetings with our independent auditor included sessions at which management was not present. The Audit Committee discussed with BDO Seidman the results of its examination of the consolidated financial statements, its evaluation of the Company's internal controls, and its assessment of the overall quality of the Company's financial controls. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and BDO Seidman. The Audit Committee also discussed with BDO Seidman matters related to the financial reporting process as required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

BDO Seidman provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee reviewed with BDO Seidman its independence. The Audit Committee determined that the audit and non-audit services provided to the Company and its affiliates by BDO Seidman during the 2004 fiscal year were compatible with maintaining its independence.

Based on the Audit Committee's discussions with management and BDO Seidman, the Audit Committee's review of the representations of management, and the report of BDO Seidman to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The Audit Committee also has selected BDO Seidman as our independent auditor for fiscal year 2005.

Respectfully submitted,
MICHAEL J. MAROCCO (CHAIR) FRED A. ASSENHEIMER MICHAEL N. GARIN

REPORT OF THE COMPENSATION COMMITTEE

This report by the Compensation Committee and the Common Stock Performance Graph on page 19 do not constitute soliciting material and should not be deemed to be filed or incorporated by reference by any general statement that incorporates by reference these proxy materials into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee is responsible for determining the compensation of our chief executive officer ("CEO") and other senior executive officers. Additionally, the Compensation Committee reviews our management resources, succession planning, development activities and compensation policies, and administers our equity incentive plans. The Compensation Committee consists of three directors, each of whom is independent in the judgment of the Board in accordance with the corporate governance rules of the NYSE. The Compensation Committee has the authority to consult with outside advisors to assist it in its duties, and during 2004, the Compensation Committee employed a compensation consulting firm to assist it in the evaluation of the compensation for executive officers.

Compensation Philosophy

The basic objectives of the Company's executive compensation program include:

•	Attracting and retaining highly skilled executives;

•	Linking compensation opportunity to the achievement of the Company's short and long-term financial and strategic goals; and

•	Aligning the interests of the Company's executives with those of stockholders.

The Committee believes that compensation realized by executives should reflect the individual skills and contributions of the executive, as well as the Company's overall performance against its business plan and changes in stockholder value. The Committee benchmarks the total compensation levels of MortgageIT's executives to compensation levels within a peer group of companies in the mortgage industry, with a focus on residential mortgage REITs. These are companies with which MortgageIT competes for executive talent, business, and/or investment dollars. For 2004, the Committee generally targeted compensation for MortgageIT's executives between the 25th percentile and median of this peer group, to recognize the current size of MortgageIT relative to the peer companies. As MortgageIT grows relative to the peers, the Committee may adjust its target competitive position.

Components of Compensation

The compensation program for senior management consists of three components: (1) base salary; (2) performance-based incentive compensation; and (3) long-term incentive compensation.

•	Base Salaries. Annual base salaries of the CEO and other senior managers are established based on each position's scope of responsibilities, each individual's experience and skill level, and base salaries paid to executives in similar positions within peer companies. Base salaries are reviewed annually, and may be adjusted from time to time.

•	Annual Incentives: During 2004, annual incentive compensation was tied to the achievement of significant individual performance goals and corporate initiatives. The Committee reviewed MortgageIT's performance in 2004 relative to 2003, as well as performance in 2004 relative to industry benchmarks and peers. Quantitative corporate performance factors that the Committee considered included overall profitability, revenue growth, and origination volume. Qualitative factors included management's successes in completing the IPO, growing branch offices, attracting quality managers as the Company continues to rapidly grow, and maintaining high professional standards.

•	Long-Term Incentives: During 2004, long-term incentive compensation was provided under the MortgageIT Holdings, Inc. 2004 Long-Term Incentive Plan (the "2004 Plan"). The 2004 Plan was adopted in August 2004 and terminates in 2014, and provides for the grant of incentive options, non-qualified stock options, stock appreciation rights and restricted stock. Options and restricted stock granted under the plan will vest over a three-year period. Awards under the 2004 Plan are intended to attract and retain selected officers, key employees, directors and consultants, to motivate them to perform well over a longer period of time, and to encourage them to own and maintain an equity stake in our Company. We awarded 500,304 stock options, 377,905 shares of restricted stock and no stock appreciation rights to the Named Executive Officers under the 2004 Plan. In determining the awards for 2004, the Committee considered the same financial and strategic performance factors used in the annual incentive program, as well as each executive's level of ownership in the Company. Many of the options granted were in exchange for holdings of MIT options. (For every five MIT options held, each executive received one MHL option.) Additional grants made in 2004 were, in large part, IPO grants intended to provide executives with a meaningful equity stake in the company, and to reward them for the successful implementation of the IPO. The Committee is in the process of establishing grant guidelines for awards to be made on an annual basis, based on market-competitive practices within the industry.

Chief Executive Officer's Compensation

During 2004, Mr. Naidus's annual base salary was $350,000 until April 2004, when it was increased to $450,000. For 2004 performance, the Committee awarded Mr. Naidus a cash performance bonus of $1,200,000, which is the same amount he received for 2003 performance. This bonus was paid in January 2005. The Committee considered the Company's strong performance relative to its peers in profitability, growth, and originations, as well as the CEO's significant efforts in bringing the Company public in determining this bonus amount.

At the close of the IPO in August 2004, the Committee converted 1.2 million of Mr. Naidus' MIT options into 240,000 MHL stock options, using the same 5-to-1 conversion ratio applied to other employee's MIT option holdings. In addition, the Committee granted Mr. Naidus an additional 120,000 stock options. All of these options were granted at an exercise price of $12 (the fair market value at the time of grant), vest over three years and have a ten-year term. Also at the time of the IPO, the Committee granted Mr. Naidus 137,333 shares of restricted stock, of which 83,333 shares were awarded in exchange for a $1 million bonus owed to Mr. Naidus at the time of the IPO. All of Naidus's restricted stock vests over three years. In December 2004, the Committee awarded Mr. Naidus 85,000 restricted shares, which will vest over three years.

For 2005, subject to finalization of a new employment agreement, Mr. Naidus's base salary will be increased to $495,000, consistent with median peer company practices. Mr. Naidus' target bonus will be 100% of base salary, with the opportunity to earn between 0% and 300% of that amount based on the level of achievement of predetermined performance goals for 2005. Long-term incentives will be targeted at $1,200,000 in value, to be granted in the form of company equity, which vests 50% on performance and 50% for continued service. Target total compensation was positioned between the 25th percentile and median of competitive peer group practice.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits publicly held companies to an annual deduction for federal income tax purposes of $1.0 million for compensation paid to the Named Executive Officers determined at the end of each year. Performance-based compensation that meets certain requirements, including stockholder approval, is excluded from this limitation under Section 162(m). The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation paid to the Named Executive Officers under Section 162(m). While the REIT does not pay corporate income taxes, the Company's taxable REIT subsidiaries do. The Compensation Committee will strive to provide Named Executive Officers with attractive, well-designed compensation packages that will generally preserve the tax deductibility of such payments. However, there may be circumstances where certain elements of compensation may not meet the tax law's requirements because they allow the Compensation Committee to exercise discretion in setting compensation. The Committee's policy is to comply with the requirements of Section 162(m) except where the Committee determines that compliance is not in the best interests of the Company and its shareowners.

The Compensation Committee will continue to review and may adjust MortgageIT's executive compensation program in order to ensure they are market-competitive, aligned with stockholder interests, and linked to Company performance goals.

Respectfully submitted,
WILLIAM L. COLLINS (CHAIR) FRED A. ASSENHEIMER NANCY MCKINSTRY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2005 with respect to the beneficial ownership of shares of Common Stock by the following individuals: (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of such stock; (b) each of the Company's directors and the director nominees; (c) each of the Company's Named Executive Officers; and (d) all of the Company's directors, the director nominees and executive officers as a group. Except as stated below, each holder listed below has sole or shared investment and/or voting power with respect to the shares of Common Stock beneficially owned by the holder, subject to community property laws where applicable. The information in the table and the related notes has been furnished by or on behalf of the indicated owners.

Name and address of beneficial owner	Amount of shares beneficially owned		Percentage of class (1)
(a) Security ownership of certain beneficial owners:
Friedman, Billings, Ramsey Group, Inc.(2)	1,920,367		9.9%
1001 19th Street North Arlington, VA 22209
Hotchkis and Wiley Capital Management, LLC(3)	1,017,200		5.2%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017-5439
ING Capital LLC(4)	1,157,475		6.0%
1325 Avenue of the Americas New York, NY 10019
Wasatch Advisors, Inc.(5)	2,057,123		10.6%
150 Social Hall Avenue Salt Lake City, UT 84111
Wellington Management Company, LLP(6)	1,589,800		8.2%
75 State St Boston, MA 02109
(b) Security ownership of directors and director nominee:
Fred A. Assenheimer	14,234		**
William Collins	110,747	(7)	**
Michael Garin	279,888		1.4%
Michael J. Marocco	710,937	(8)	3.7%
Nancy McKinstry*	13,200		**
Doug W. Naidus	788,996	(9)	4.0%
Mark C. Pappas*	397,569	(10)	2.1%
Timothy Schantz	7,000		**
(c) Security ownership of Named Executive Officers:
Glenn J. Mouridy	100,000		**
Donald Epstein	36,572		**
John R. Cuti	50,548		**
Phillip Kukafka	60,630		**
(d) All directors, the director nominee and executive officers as a group (12 persons)(1)	2,580,321		13.0%

*	Nominee for director.

**	Less than 1.0%

(1)	Percentages based upon (i) for beneficial owners of more than 5% of our Common Stock, 19,404,605 shares of Common Stock outstanding and eligible to vote on the Record Date and (ii) for our officers and directors, the sum of 19,404,605 shares of Common Stock and the number of restricted shares of Common Stock that such officers or directors own, if any. Directors, the director nominees and executive officers do not have the right to acquire through the exercise of vested options any shares of Common Stock within 60 days of the Record Date.

(2)	Based solely on Schedule 13G, filed February 15, 2005 by Friedman, Billings, Ramsey Group, Inc., which states shared voting and dispositive power over all 1,920,367 shares of Common Stock.

(3)	Based solely on Schedule 13G, filed February 14, 2005 by Hotchkis and Wiley Capital Management, LLC, which states sole voting power over 741,700 shares of Common Stock and sole dispositive power over all 1,017,200 shares of Common Stock.

(4)	Based solely on Schedule 13G, filed August 20, 2004 by ING Capital LLC, which states sole voting and dispositive power over all 1,157,475 shares of Common Stock.

(5)	Based solely on Schedule 13G/A, filed February 14, 2005 by Wasatch Advisors, Inc., which states sole voting and dispositive power over all 2,057,123 shares of Common Stock.

(6)	Based solely on Schedule 13G, filed February 14, 2005 by Wellington Management Company, LLP, which states shared voting power over 1,041,700 shares of Common Stock and shared dispositive power over all 1,589,800 shares of Common Stock.

(7)	Mr. Collins disclaims beneficial ownership of the following: (i) 10,000 shares of Common Stock held by his wife; and (ii) 9,000 shares of Common Stock held by his children.

(8)	Mr. Marocco disclaims beneficial ownership of the following, except to the extent of his pecuniary interest in such shares: (i) 286,422 shares of Common Stock held by Sandler Capital Partners IV, LP, an entity over which Mr. Marocco may be deemed to have investment power; (ii) 116,776 shares of Common Stock held by Sandler Capital Partners IV FTE, LP, an entity over which Mr. Marocco may be deemed to have investment power; and (iii) 192,915 shares of Common Stock held by Sandler Technology Partners Subsidiary, LLC, an entity over which Mr. Marocco may be deemed to have investment power.

(9)	Mr. Naidus disclaims beneficial ownership of the following: (i) 51,566 shares of Common Stock held by a GRAT; and (ii) 444,160 shares of Common Stock held in trust.

(10)	Mr. Pappas disclaims beneficial ownership of 201,031 shares of Common Stock held in trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the outstanding shares of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities, if any. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on the Company's review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2004, its executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, except that Mr. Naidus filed a Form 5 to report a transaction for which he inadvertently failed to timely report on a Form 4 and Mr. Marocco filed a late Form 4 to report a transaction which he inadvertently failed to timely report.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Summary Compensation Table

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid to the Company's CEO and the other Named Executive Officers during the fiscal year ended December 31, 2004.

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Awards($)(1)	Securities Underlying Options	All Other Compensation
Doug W. Naidus	2004	$425,000	$1,200,823	$—		$3,990,878	360,000
Chairman and Chief Executive Officer
Glenn J. Mouridy President and Chief Financial Officer	2004	66,667	66,667	—		1,795,000	—
John R. Cuti General Counsel and Corporate Secretary	2004	188,461	200,000	—		228,863	45,000
Donald Epstein (2) Chief Financial Officer of MortgageIT	2004	235,833	100,823	—		237,748	50,304
Phillip Kukafka Chief Lending Officer, MortgageIT	2004	256,600	200,823	54,650	(3)	273,738	45,000

(1)	The restricted stock awards vest equally over a three (3) year period from the date of grant. Dividends are paid on all shares of restricted stock, whether or not they have vested. Represents the fair market value of all shares of restricted stock owned by each Named Executive Officer at fiscal year end based on the closing price of $17.95 per share at December 31, 2004, as quoted by the NYSE.

(2)	As of February 22, 2005, Mr. Epstein's position changed to Chief Administrative Officer of the Company.

(3)	Represents cash received equal to the value of MortgageIT stock options that were cancelled in connection with the reorganization and initial public offering.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of stock options during the fiscal year ended December 31, 2004 to the Named Executive Officers.

Individual Grants					Potential realizable value at assumed annual rates of stock price appreciation for option term
Name	Number of securities underlying options granted	Percent of Total Options Granted to Employees In Fiscal Year	Exercise Price ($/Sh)(1)	Expiration Date(2)	5% ($)	10% ($)
Doug W. Naidus	360,000	33.0%	$12.00	8/1/2014	$2,718,000	$6,883,200
Glenn J. Mouridy	—	—	—	—	—	—
John R. Cuti	45,000	4.1	12.00	8/1/2014	339,750	860,400
Donald Epstein	48,300	4.4	12.00	8/1/2014	364,665	923,496
	2,004	0.2	14.42	10/19/2014	18,174	36,574
Phillip Kukafka	45,000	4.1	12.00	8/1/2014	339,750	860,400

(1)	The exercise price of each option was based on the fair market value (closing price) of a share of Common Stock on the date of grant.

(2)	Each option granted vests in three (3) equal annual installments from the date of grant.

Fiscal Year-End Option Values

The following table sets forth certain information concerning options held by the Named Executive Officers at December 31, 2004.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Doug W. Naidus	—	360,000	$—	$2,142,000
Glenn J. Mouridy	—	—	—	—
John R. Cuti	—	45,000	—	267,750
Donald Epstein	—	50,304	—	294,460
Phillip Kukafka	—	45,000	—	267,750

(1)	Represents the fair market value per share of common stock at fiscal year end based on the closing price of $17.95 per share at December 31, 2004, as quoted on the NYSE, minus the exercise price per share of the options outstanding times the number of shares of common stock represented by such options. There were no options with an exercise price in excess of $17.95 per share.

Equity Compensation Plan Information

The following table sets forth information regarding all of the Company's equity compensation plans as of March 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,638,475	$13.21	86,525
Equity compensation plans not approved by security holders	—	—	—
Total	1,638,475	$13.21	86,525

EMPLOYMENT AGREEMENTS

Of the Named Executive Officers, we have entered into employment agreements with Doug W. Naidus, Glenn J. Mouridy, Donald Epstein, and John R. Cuti. The employment agreement with Mr. Naidus has a rolling three-year term, which means that it will have an initial term of three years and that the term will extend for an additional one-year period on the first (and each following) anniversary of the date of the agreement unless the Board or the employee elects not to so extend the term. The agreement with Mr. Mouridy has an initial term of one year and the term will extend for additional one-year periods on each annual anniversary thereafter unless the Board or the employee elect not to so extend the term. The agreements with Messrs. Epstein and Cuti have initial terms of three years and the terms will extend for additional one-year periods on the expiration of the initial three-year term and each annual anniversary thereafter unless the Board or the employees elect not to so extend the term. Pursuant to the agreements, we paid Messrs. Naidus, Mouridy, Epstein and Cuti an annual salary of $450,000, $400,000, $250,000 and $250,000, respectively, in 2004. In addition, each of the employees is eligible for a bonus in an amount to be determined each year by the Board in its discretion, except that for 2004, Mr. Mouridy shall be entitled to a pro rata bonus based on an annual bonus of $400,000. The employees will also be eligible to participate in all of our benefit plans and programs generally made available to our employees and executive officers. The employment agreements require us to pay severance to Messrs. Naidus, Mouridy, Epstein and Cuti if we terminate their respective employment during the term of the agreements other than "for cause" (as defined in the agreements) or if the respective employee resigns for "good reason" (as defined in the agreements). In the case of Mr. Naidus, the severance payments will consist of accumulated deferred compensation and continued monthly payments of base salary for two years, and in the case of Messrs. Epstein and Cuti, the severance payments will consist of continued monthly payments of base salary for one year. In the case of Mr. Mouridy, the severance payments will consist of a cash payment of $400,000 during his first six months with the Company, a cash payment of $800,000 if Mr. Mouridy has been with the Company for more than six months but less than two years, or the greater of (x) $800,000 or (y) the lesser of (A) two times the average of Mr. Mouridy's total cash compensation (i.e., his base salary plus any bonus) received for the two fiscal years preceding the termination or (B) $1.6 million, if Mr. Mouridy has been employed by the Company for two years or more. Each of Messrs. Naidus, Epstein and Cuti will be eligible to continue his respective participation in our employee health and welfare plans (other than any bonus or stock-related compensation plans) until the end of the severance period or until his full-time employment by another employer; Mr. Mouridy will be eligible for such benefits until one year after the termination of his employment or until his full-time employment by another employer. Accordingly, in the event that we were to terminate the employments of Messrs. Naidus, Mouridy, Cuti or Epstein other than "for cause" or if the respective employee resigned for "good reason," as of December 31, 2004, they would be entitled to $3.6 million, $400,000, $250,000 and $360,000, respectively. The employment agreements also contain a covenant not to compete that prohibits each employee from (1) participating in any business competitive with us and from owning more than 5% of the equity securities of any of our competitors for a period of two years after the employee ceases to be employed by us (one year in the case of Messrs. Epstein and Cuti and six months in the case of Mr. Mouridy), subject to certain exceptions set forth in the employment agreements, and (2) soliciting for employment or hiring any of our employees for a period of two years after the employee ceases to be employed by us (one year in the case of Messrs. Mouridy, Epstein and Cuti), subject to certain exceptions set forth in the employment agreements. The Company may enter into employment agreements with certain other senior executives.

Compensation Committee Interlocks and Insider Participation

In 2004, the Compensation Committee consisted of three independent directors: Messrs. Collins (Chair) and Assenheimer and Ms. McKinstry. None of our executive officers has served on the compensation or similar committee of any other entity. None of our executive officers, since our inception, has participated in the deliberations concerning their compensation. However, Mr. Naidus did provide a written consent in lieu of a board meeting approving his employment agreement, as did each of our disinterested directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Senior Unsecured Promissory Notes

In connection with MortgageIT's acquisition of IPI in October 2001, MortgageIT issued four senior unsecured promissory notes as payment for part of the consideration to acquire all of the shares of IPI. The senior unsecured notes were issued to the shareholders of IPI, including Messrs. Naidus and Pappas in the amounts of $1,188,450 and $355,050, respectively. The notes bore an annual interest rate of 10%, compounded daily. MortgageIT paid the accrued interest under each of the senior unsecured notes to the note holder quarterly. In January 2004, MortgageIT paid off all of the senior unsecured promissory notes.

Loans To Employees

In the ordinary course of business, our subsidiary, MortgageIT, has made mortgage loans to our officers, directors and employees. Loans to executive officers and directors have been made in the ordinary course of business, on substantially the same terms including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. We hold none of the loans made to our officers, directors and employees. During the two years ended December 31, 2003 and the period from January 1, 2004 to August 4, 2004, MortgageIT originated $8.1 million of mortgage loans to its directors and executive officers. Following our initial public offering, we discontinued making mortgage loans to our directors and executive officers.

Line Of Credit With ING Capital

In September 2002, MortgageIT entered into a $10.0 million line of credit facility with ING Capital, which bore interest at LIBOR plus a designated spread. ING Capital was a significant shareholder of MortgageIT and owned approximately 6% of our common stock as of December 31, 2004. The line of credit facility with ING was terminated in September 2003.

COMMON STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the dollar change in the cumulative total stockholder return on the Company's Common Stock, for the period beginning on July 30, 2004 (the first trade date for the Common Stock) and ending on December 30, 2004, with the cumulative total return of the Russell 2000® Index and the Dow Jones Equity REIT Index. The graph shows the change in value of an initial $100 investment on July 30, 2004, assuming re-investment of all dividends.

Comparative Cumulative Total Returns between July 30, 2004 and December 30, 2004 Among the Company,
the Russell 2000® Index and the Dow Jones Equity REIT Index

	7/30/2004	9/1/2004	10/1/2004	10/31/2004	11/30/2004	12/30/2004
Company	$100	$104	$118	$122	$140	$153
Russell 2000® Index	100	199	104	106	114	119
Dow Jones Equity REIT Index	100	105	104	111	114	119

INDEPENDENT PUBLIC ACCOUNTANTS

BDO Seidman were the Company's registered independent public accountants for the fiscal year ended December 31, 2004. The Audit Committee selected BDO Seidman to continue as the Company's independent auditors for fiscal year 2005 in April 2005. Representatives of BDO Seidman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Billed for Services Performed In 2004 and 2003

Audit Fees.    Aggregate fees billed were $730,564 and $138,839 for 2004 and 2003, respectively. The 2004 fees related to services rendered in connection with the Company's initial public offering, the year-end audit of the Company's consolidated financial statements and reviews of the Company's quarterly consolidated financial statements. The 2003 fees related to the 2003 year-end audit of the MortgageIT's consolidated financial statements.

Audit-Related Fees.    There were no audit-related fees billed for 2004 or 2003.

Tax Fees.    Aggregate fees billed were $42,923 and $27,829 for 2004 and 2003. The 2004 fees were for research, consultation and preparation of various real estate investment trust memoranda. The 2003 fees were for a strategic tax consulting project related to state and local income taxes.

All Other Fees.    BDO Seidman billed no other fees for 2004 or 2003.

The Audit Committee has considered and determined that the provision of non-audit services is compatible with maintaining BDO Seidman's independence.

Audit Committee's Pre-Approval Policies and Procedures

The Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company's auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy, and the fees for the services performed to date.

OTHER MATTERS

Inspectors of Election

The Company has appointed American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, www.amstock.com, as Inspectors of Election for the Annual Meeting.

Cost of Soliciting Proxies

The Company will bear the costs of soliciting Proxies, which will consist primarily of preparing and mailing the Proxies and Proxy Statements. In addition, the Company has retained D.F. King & Co., Inc. to assist in soliciting proxies at a cost of $7,500 plus reimbursement of out-of-pocket expenses. The Company will also request persons, firms and corporations holding shares of Common Stock in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this Proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Available Information

Pursuant to the Securities Exchange Act of 1934, we file or furnish, as applicable, our annual reports on form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Forms 3, 4 and 5 on behalf of directors and executives, and any amendments to those reports, with the SEC. Pursuant to the Securities Act of 1933, we also file our registration statements, and any amendments to those statements, with the SEC. All of these SEC filings may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company. We make all of the above filings available free of charge at our Internet address, www.mortgageitholdings.com.

Stockholder Proposals for the 2006 Annual Meeting of Stockholders

Stockholder proposals (other than those proposals to nominate persons as directors) must be received in writing by John R. Cuti, General Counsel and Secretary no earlier than January 17, 2006 and no later than February 16, 2006 and must comply with the requirements of the SEC in order to be considered for inclusion in the Company's Proxy Statement relating to the Annual Meeting to be held in 2006.

By Order of the Board of Directors,
JOHN R. CUTI General Counsel and Secretary

ANNEX I

MORTGAGEIT HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

General

This Audit Committee Charter was adopted by the Board of Directors (the "Board") of MortgageIT Holdings, Inc. (the "Company") on June 11, 2004.

This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company's Articles of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.

Mission

The Audit Committee shall represent and assist the Board of Directors with its oversight responsibility relating to: (a) the integrity of the Company's financial statements and financial reporting process, and the Company's systems of internal accounting and financial controls, (b) the Company's compliance with legal and regulatory requirements including the Company's disclosure controls and procedures, (c) the independent auditor's qualifications, in dependence and performance, and (d) the performance of the Company's internal audit function. The report of the Committee referenced by the rules of the Securities and Exchange Commission shall be included in the Company's annual proxy statement.

The Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management, including the internal audit staff and the independent auditors, have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

The Committee has the power to obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee, and receive appropriate funding from the Company, as determined by the Audit Committee, for the payment of compensation to any such advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, independent auditors and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

Membership

The Audit Committee shall consist of three or more directors, all of whom in the judgment of the Board of Directors shall meet the independence, experience and expertise requirements under the New York Stock Exchange (the "NYSE") corporate governance rules as in effect from time to time and all other laws, rules and regulations governing director independence. Each member shall meet the financial literacy requirements of the NYSE, which in the judgment of the Board of Directors means such person shall have the ability to read and understand the Company's basic financial statements, or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission, and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with NYSE corporate governance rules.

No member of the Committee may serve on the audit committee of more than three public companies, including this Committee, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on this Committee. To the extent applicable, such Board determination shall be disclosed in the Company's annual proxy statement. The members of the Committee and the Committee Chair shall be appointed by, and may be removed by, the Board on the recommendation of the Nomination and Corporate Governance Committee. Committee membership may be rotated periodically, and the Committee Chair may be rotated periodically, at the recommendation of the Nomination and Corporate Governance Committee.

Duties and Responsibilities

The following responsibilities are set forth as a guide for fulfilling the Committee's purposes, with the understanding that the Committee's activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee's purposes or assigned by the Board from time to time. The Committee shall have the following duties and responsibilities:

Supervise the Independent Audit

•	Select and retain (subject to approval by the Company's stockholders), evaluate and terminate when appropriate, the independent auditor, who shall report directly to the Committee, set the independent auditor's compensation, and oversee the work of the independent auditor.

•	Review and approve the terms of the independent auditor's retention, engagement and scope of the annual audit, and pre-approve any audit-related and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor.

•	At least annually, receive and review: (a) a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

•	At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

•	At least annually, consider whether, in addition to assuring the regular rotation of the lead audit partner as required by law, in the interest of assuring continuing independence of the independent auditor, the Company should periodically rotate its independent auditor.

•	Establish policies for the hiring of employees and former employees of the outside auditor.

•	Review and discuss with management, the independent auditor and the internal auditor: (a) any significant findings during the year, including the status of previous audit recommendations; (b) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise) or any other audit problems or difficulties encountered in the course of the audit work; (c) any restrictions on the scope of activities or access to required information; (d) any changes required in the scope of the audit plan; (e) the audit budget and staffing; and (f) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

•	Review and resolve any disagreements between management and the independent auditor concerning financial reporting, or relating to any audit report or other audit, review or attest services provided by the independent auditor.

Oversee Internal Audit, Internal Controls & Risk Management

•	Review, at least annually, the scope and results of the internal audit program, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports derived from the internal audit program.

•	Review with the independent auditor, the Company's internal audit program, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures including whether such controls and procedures are designed to provide reasonable assurance that transactions entered into by the Company are properly authorized, assets are safeguarded from unauthorized or improper use, and transactions by the Company are properly recorded and reported; (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and (c) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

•	Review and discuss with management and the independent auditor any significant risks or exposures and assess the steps management has taken to minimize such risks; and discuss with management and the independent auditor, and oversee the Company's underlying policies with respect to, risk assessment and risk management.

•	Establish and oversee procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

•	Review and recommend the appointment, reassignment, replacement, compensation or dismissal of the Chief Financial Officer and head of internal audit.

Oversee Financial Reporting

•	Review and discuss with management and the independent auditor: (a) all critical accounting policies and practices used by the Company; (b) any significant changes in Company accounting policies; (c) any material alternative accounting treatments pursuant to generally accepted accounting principles ("GAAP") that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm; and (d) any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports.

•	Review and discuss with the independent auditor the matters required to be discussed with the independent auditor by: (a) Statement of Auditing Standards No.61, including the auditor's responsibility under generally accepted auditing standards, the significant accounting policies used by the Company, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention; (b) Statement of Auditing Standards No. 90, including whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices; and (c) Statement of Auditing Standards No. 100, including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP.

•	Review and discuss with management and the independent auditor any material financial or non-financial arrangements that do not appear on the financial statements of the Company.

•	Review and discuss with the independent auditor: (a) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise); (b) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and (c) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or schedule of "unadjusted differences."

•	Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; (c) with respect to the independent auditor's annual audit report and certification, before release of the annual audited financial statements, meet with the independent auditor without any management member present to discuss the adequacy of the Company's system of internal accounting and financial controls, the appropriateness of the accounting principles used to and judgments made in the preparation of the Company's audited financial statements, and the quality of the Company's financial reports; and (d) recommend to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K.

•	Review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance (including non-GAAP financial measures) provided to analysts and rating agencies.

•	Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

Oversee Legal & Ethical Compliance

•	Review periodically with the General Counsel: (a) legal and regulatory matters that may have a material impact on the Company's financial statements; and (b) the scope and effectiveness of compliance policies and programs.

•	Review and address conflicts of interest of directors and executive officers.

•	Review, discuss with management and the independent auditor, and approve any transactions or courses of dealing with related parties (e.g., including significant stockholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

Report & Self-Evaluate

•	Oversee the preparation and approve all reports required by the Committee, including the report for inclusion in the Company's annual proxy statement, stating whether the Committee: (a) has reviewed and discussed the audited financial statements with management; (b) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90; (c) has received the written disclosure and letter from the independent auditors (describing their relationships with the Company) and has discussed with them their independence; and (d) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form l0-K for filing with the SEC.

•	Report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

•	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter and recommend to the Board amendments as the Committee deems appropriate.

Meetings

The Audit Committee shall meet on a regularly-scheduled basis at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet with management, the internal auditor and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

ANNUAL MEETING OF STOCKHOLDERS OF

# MORTGAGEIT HOLDINGS, INC.

May 17, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS AND "FOR" THE APPROVAL OF THE AMENDED LONG-TERM INCENTIVE PLAN.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. ELECTION OF TWO CLASS II DIRECTORS TO SERVE THREE-YEAR TERMS EXPIRING IN 2008

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Nancy McKinstry
○ Mark C. Pappas

**INSTRUCTION:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. APPROVAL OF AMENDED LONG-TERM INCENTIVE PLAN | ☐ | ☐ | ☐ |

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

# PROXY

## MORTGAGEIT HOLDINGS, INC.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned stockholder of MortgageIT Holdings, Inc. hereby appoints Doug W. Naidus, Glenn J. Mouridy and John R. Cuti (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Annual Meeting of the common stockholders of MortgageIT Holdings, Inc. to be held at 10:00 a.m. on Tuesday, May 17, 2005 and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of common stock which the undersigned may be entitled to vote at said meeting, hereby revoking any proxy heretofore given.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF THE AMENDED LONG-TERM INCENTIVE PLAN AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.**

SEE REVERSE SIDE

**CONTINUED AND TO BE SIGNED ON REVERSE SIDE**

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